                                                                   Exhibit 10.30

                                 BUY.COM INC.


                      SERIES B CONVERTIBLE PARTICIPATING
                      PREFERRED STOCK PURCHASE AGREEMENT

                               SEPTEMBER 2, 1999
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                               Index of Exhibits
                               -----------------


Schedule of Purchasers                       Exhibit A

Amended and Restated Certificate
of Incorporation                             Exhibit B

Third Amended and Restated Investors'
Rights Agreement                             Exhibit C

Second Amended and Restated
Stockholders' Agreement                      Exhibit D

Employee NonDisclosure and                   Exhibit E
Developments Agreement

Form of Legal Opinion                        Exhibit F

Joint Venture Letter of Intent               Exhibit G

                                 BUY.COM INC.

              SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK
                              PURCHASE AGREEMENT


     THIS SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 2nd day of September, 1999, by and among BUY.COM INC., a Delaware corporation (the "Company"), and each of those entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which entities are hereinafter
                                 ---------
collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                   Recitals

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of Fifteen Million Eight Hundred Seventy Seven Thousand Two Hundred Forty Nine (15,877,249) shares of its Series B Convertible Participating Preferred Stock (the "Shares");

     WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

Section 1.  Agreement to Sell and Purchase

      1.1 Authorization of Shares. On or prior to the Closing Date (as defined in Section 2 below), the Company shall have (i) duly authorized the sale and issuance to Purchasers of the Shares and (ii) duly authorized and reserved a sufficient number of shares of common stock of the Company, $.0001 par value (the "Common Stock"), for issuance upon full conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Certificate"). The Company has, or before the Closing
          ---------
Date will have, adopted and filed with the Secretary of State of the State of Delaware the Certificate and will have taken all necessary corporate action for the purpose of authorizing the sale or issuance of the Shares pursuant hereto.

      1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name in Exhibit A, at a purchase price per Share
                                        ---------
equal to $5.6685, for the aggregate purchase price set forth in Exhibit A.
                                                                ---------

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Section 2.  Closing, Delivery and Payment

      2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California 92618 on the later to occur of (i) September 15, 1999, (ii) the first business day following the date on which the last to be fulfilled or waived of the conditions to the Closing set forth in Sections 6.1 and 6.2 hereof have been fulfilled or waived in accordance with this Agreement or (iii) at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as a "Closing Date").

      2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers stock certificates representing the number of Shares to be purchased at the Closing by each Purchaser (which shall be issued in such Purchaser's name), against payment of the purchase price therefor by check payable to the order of the Company or by wire transfer of immediately available funds to the bank account of the Company designated by the Company.

Section 3.  Representations and Warranties of the Company

      Except as set forth on the Schedule of Exceptions delivered to the Purchasers, the Company hereby represents and warrants to each Purchaser as follows:

      3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Third Amended and Restated Investors' Rights Agreement, in the form attached hereto as Exhibit C (the "Investors' Rights Agreement"), and
                            ---------
the Second Amended and Restated Stockholders' Agreement, in the form attached hereto as Exhibit D (the "Stockholders' Agreement"), to issue and sell the
          ---------
Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and the Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company has made available to the Purchasers true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

      3.2 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) eight hundred fifty million (850,000,000) shares of Common Stock, one hundred forty-two million, nine hundred twenty-two thousand, eight hundred ten (142,922,810) shares of which are issued and outstanding, thirty million, five hundred seventy-seven thousand, five hundred (30,577,500) shares of which are currently reserved for issuance pursuant to outstanding option agreements, and seven hundred ninety-four thousand, four hundred sixty (794,460) shares of which will be reserved in the future for issuance to key employees, consultants and others affiliated with the Company pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by the Company's Board of Directors and (b) one hundred fifty million (150,000,000) shares of Preferred Stock (the "Preferred Stock"), 19,481,130 of which are designated Series A Convertible Participating Preferred Stock, all of which are issued and outstanding, and 15,877,249 of which are designated Series B Convertible Participating Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are free of liens and encumbrances created by the Company and (iv) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The Conversion Shares have been duly and validly reserved for issuance in sufficient number for issuance upon full conversion of the Shares. Except as may be granted pursuant to this Agreement and except as set forth above, there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities or other restrictions on the incidents of ownership or transfer created by statute, the charter documents of the Company or any agreement to which the Company is a party or by which it is bound. The Shares and the Conversion Shares have been duly authorized and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time transfer is proposed.

      3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken or will be taken prior to the Closing. The Agreement, the Investors' Rights Agreement and the Stockholders' Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company, in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable federal and state securities laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

      3.4 Financial Statements; Subsidiaries. The Company's unaudited balance sheet as of December 31, 1998 and unaudited statements of operations and cash flows of the Company for the 12-month period ended December 31, 1998 and the Company's unaudited balance sheet as of June 30, 1999 (the "Latest Balance Sheet") and unaudited statements of operations and cash flows of the Company for the six-month period ending June 30, 1999 (the "Financial Statements") delivered to the Purchasers in connection with the investment contemplated hereby have been prepared in accordance with generally accepted accounting principles consistently applied (in the case of the Financial Statements, subject to normal year-end adjustments and the absence of footnote disclosures) and fairly present in all material respects the financial position and the results of operations of the Company for the periods covered thereby, and the Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of the Company subsequent to the date thereof. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, financial condition or business of the Company. The Company has no subsidiaries.

      3.5   Agreements; Action.

            (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

            (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company (other than obligations of, or payments to, the Company arising in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

            (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

      3.6 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the

Board of Directors of the Company). No officer, director or, to the best of the Company's knowledge, stockholder, or any member of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

      3.7 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

      3.8 Patents and Trademarks. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

      3.9 Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which, individually or in the aggregate, would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the related agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

      3.10 Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or the Stockholders' Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

      3.11 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

      3.12 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

      3.13 NonDisclosure and Developments Agreements. Each current employee and officer of the Company has executed, or will execute prior to or at Closing, an Employee NonDisclosure and Developments Agreement in the forms attached hereto as Exhibit E. To the Company's knowledge, no current employee, officer or
   ---------
consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's agreement. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof and the Company will use its best efforts to prevent any such violation.

      3.14 Obligations of Management. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

      3.15 Registration Rights. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

      3.16 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the offer, issuance, sale and delivery of the Shares or the Conversion Shares, or the other transactions to be consummated at the Closing, as contemplated in this Agreement, except pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the "HSR Act"), and, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

      3.17 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      3.18 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

      3.19 Minute Books. The minute books of the Company provided to counsel for the Purchasers contain a complete summary of all meetings of, and any actions taken by, the directors and stockholders of the Company since the date of the Company's incorporation.

      3.20 Disclosure. The Company has fully provided the Purchasers with all the information the Purchasers have requested for deciding whether to acquire the Shares and the Conversion Shares and all the information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision. The Certificate of Incorporation and Bylaws of the Company are in the form provided to counsel for the Purchasers.

      3.21 Year 2000 Compliance. The Company has reviewed the areas within its business and operations which could be adversely affected by Year 2000 issues and evaluated the costs associated with modifying and testing its systems for the Year 2000. The Company does not believe that the cost of Year 2000 compliance for its internal information systems will be material to the Company or that it will have a material adverse effect on the Company's business, financial condition or results of operations.

      3.22 Qualified Small Business. The Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its best efforts to cause the shares to qualify as Qualified Small Business Stock.

Section 4.  Representations and Warranties of the Purchasers

      Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

      4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement and to carry out their provisions. All actions on the part of the Purchaser required for the lawful execution and delivery of this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable federal and state securities laws.

      4.2 Purchase Entirely For Own Account. The Shares will be acquired solely for investment purposes, for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

      4.3 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser believes it has acquired sufficient information about the Company to reach an informed decision to purchase the Shares. Purchaser has such business and financial experience as are required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

      4.4 Restricted Securities. The Purchaser understands that the Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that such Shares have not been registered under the Securities Act and that it may not resell, pledge or otherwise transfer any such Shares except (A) pursuant to an effective registration statement under the Securities Act, (B) in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act, or (C) pursuant to another applicable exemption from registration.

      4.5 Legends. The Purchaser understands that the Shares and any securities issued in respect thereof or exchange therefor, may bear the following legend until such time, if any, as the Shares or such securities may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision).

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE

EFFECTED EXCEPT IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM."

A Share certificate bearing the foregoing legend may be exchanged for a certificate not bearing such legend upon certification by the transferor in form reasonably satisfactory to the Company that the transfer of any such restricted certificate has been made in accordance with Rule 904 under the Securities Act.

Section 5.  Covenants

      5.1   HSR Act Filings.

            (a) The Purchasers shall make all filings required under the HSR Act relating to the transactions contemplated by this Agreement and shall use commercially reasonable efforts to cause any such required filings to be made promptly after the date hereof.

            (b) The Company shall make all filings required under the HSR Act relating to the transactions contemplated by this Agreement and shall use commercially reasonable efforts to cause any such required filings to be made promptly after the date hereof.

            (c) The parties will each use commercially reasonable efforts to promptly furnish, or cause to be furnished, any information that may be required by the Federal Trade Commission (the "FTC") or the Department of Justice (the "DOJ") under the HSR Act in order for the requisite approvals for the purchase and sale of the Shares and the consummation of the related transactions contemplated by this Agreement to be obtained or any applicable waiting periods to be terminated or expire; provided, however, that in the event the FTC or the
                            --------  -------
DOJ issues a "second request" in connection with any such filing, the parties hereto will consult with each other in good faith regarding appropriate further action, which shall be taken only to the extent agreed upon by all of the parties.

      5.2 Proceeds. The proceeds from the sale by the Company of the Shares shall be used for the working capital needs of the Company and to repay outstanding debt borrowed from the Bank of Nova Scotia.

      5.3 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Shares, a sufficient number of shares of Common Stock to be issuable from time to time upon such conversion.

      5.4 International Joint Ventures. The Company hereby covenants and agrees, and the Purchasers hereby covenant and agree to cause their applicable affiliates to execute and deliver the binding Letter of Intent in the form attached hereto as Exhibit G and the Term Sheets attached thereto, and to
                   ---------
negotiate in good faith the definitive joint venture agreements (i) between the Company and SOFTBANK Corporation with respect to a joint venture operation in Japan, (ii) between the Company and eVentures with respect to a joint venture operation in the United Kingdom and (iii) between the Company and @VISO with respect to a joint venture operation in Continental Europe based upon the principal terms set forth in the Letter of Intent, attached hereto as Exhibit G, for the respective joint venture.
                   ---------

      5.5 Standstill Provisions. Commencing as of the Closing and for the period until the fifth anniversary of the consummation of the Company's initial public offering ("IPO") of shares of Common Stock, registered under the Securities Act pursuant to a Registration Statement on Form S-1, Purchasers (including all Softbank Entities) shall not acquire beneficial ownership of any shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock, or any other right to acquire Common Stock, except by way of stock dividends or other distributions or offerings made available to holders of Series B Preferred Stock (or Common Stock issued upon conversion thereof) generally, from the Company or any other person or entity, without the prior written consent of the Company, which consent may be withheld in its sole discretion, if such acquisition should cause the Purchasers (including all Softbank Entities) to beneficially own more than thirty-two percent (32%) of the Company's outstanding voting stock (assuming the full conversion and exercise of all convertible and exercisable securities of the Company held by the Purchasers and any other Softbank entities). Notwithstanding anything to the contrary contained in the Investors' Rights Agreement, the Purchasers' right of first offer under the Investors' Rights Agreement shall not be applicable to the extent that exercising such right would cause the Purchasers to violate this Section 5.5. "Softbank Entities" shall mean (i) any direct or indirect, wholly owned subsidiary of SOFTBANK Corp. or of Purchaser, or (ii) any affiliate (as such term is defined under Rule 144 under the Securities Act) of such Purchaser (and any person or entity referred to in clause (i) or (ii).

      5.6 Staggered Board Designation. Immediately prior to the Company's initial public offering, the Company shall adopt a staggered Board of Directors comprised of three classes and shall appoint the Board designee of the Purchasers to the class of directors standing for reelection in the third term.

      5.7 Further Assurances. The Company and the Purchasers shall use their respective reasonable efforts at any time and from time to time prior to, at and after the Closing to execute and deliver to the applicable parties such further documents and instruments and to take all such further actions as such other parties to this Agreement reasonably may request to consummate the transactions contemplated by this Agreement, the Certificate, the Stockholders' Agreement, the Investors' Rights Agreement and the joint venture Letter of Intent.

Section 6.  Conditions to Closing

      6.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

            (b) Performance of Obligations. The Company shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing Date.

            (c) Reservation of Conversion Shares. The Conversion Shares issuable upon full conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

            (d) Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

            (e) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investors' Rights Agreement and the Stockholders' Agreement (except for such as may be properly obtained subsequent to the Closing).

            (f) Filing of Certificate. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

            (g) Investors' Rights Agreement. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed
                                             ---------
and delivered by the parties thereto.

            (h) Stockholders' Agreement. A Stockholders' Agreement, substantially in the form attached hereto as Exhibit D, shall have been executed
                                             ---------
and delivered by the parties thereto.

            (i) Employee NonDisclosure and Developments Agreement. An Employee NonDisclosure and Developments Agreement, substantially in the form attached hereto as Exhibit E, shall have been executed and delivered by each officer or
          ---------
employee of the Company.

            (j) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate, dated the Closing Date, certifying that the conditions specified in Sections 6.1(a) and 6.1(b) have been fulfilled.

            (k) Legal Opinion. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.
                                                   ---------

            (l) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, all documents and instruments incident to such transactions and all documents, instruments and proceedings related to the Purchasers' business, technical and legal due diligence shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            (m) Board Composition. At the Closing, the Company's Board of Directors shall consist of Gregory Hawkins, Donald Kendall, John Scully, Wayne Thorson, James Roszak, Charles Richion, David Ingram, Scott Russell and William Burnham.

            (n) Waiting Period. Any waiting period applicable to the sale of the Shares under the HSR Act shall have expired or been terminated.

            (o) Joint Venture. The Company shall have executed and delivered the Letter of Intent and accompanying Term Sheets for the international joint ventures in substantially the form attached hereto as Exhibit G.
                                                      ---------

            (p) Related Transaction. The transactions contemplated in the Stock Purchase Agreement, dated of even date, by and among, The Scott A. Blum Separate Property Trust U/D/T 8/2/95, Scott A. Blum, David Mason, Michael Mason and the purchasers listed on Exhibit A thereto, shall be consummated before or concurrently with the consummation of the transactions contemplated in this Agreement.

            (q) Audited Financial Statements. The Purchasers shall have received from the Company audited financial statements (for the periods filed in the registration statement on Form S-1) prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and that fairly present the financial position of the Company at the respective dates and the results of operations and cash flow for the periods indicated.

            6.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) Representations and Warranties True. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

            (b) Performance of Obligations. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing Date.

            (c) Filing of Certificate. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

            (d) Investors' Rights Agreement. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed
                                             ---------
and delivered by the Purchasers.

            (e) Stockholders' Agreement. A Stockholders' Agreement, substantially in the form attached hereto as Exhibit D, shall have been executed
                                             ---------
and delivered by the parties thereto.

            (f) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investors' Rights Agreement and the Stockholders' Agreement (except for such as may be properly obtained subsequent to the Closing).

            (g) Waiting Period. Any waiting period applicable to the sale of the Shares under the HSR Act shall have expired or been terminated.

            (h) Joint Venture. The Purchasers, or their affiliates, as applicable, shall have executed and delivered the Letter of Intent and the accompanying Term Sheets for the international joint ventures in substantially the form attached hereto as Exhibit G.
                            ---------

            (i) Related Transaction. The transactions contemplated in the Stock Purchase Agreement, dated of even date, by and among, The Scott A. Blum Separate Property Trust U/D/T 8/2/95, Scott A. Blum, David Mason, Michael Mason and the purchasers listed on Exhibit A thereto, shall be consummated before or concurrently with the consummation of the transactions contemplated in this Agreement.

Section 7.  Miscellaneous

      7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to principles of conflict of laws.

      7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive for a period of four (4) years any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

      7.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, including the Investors' Rights Agreement and the Stockholders' Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      7.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      7.6   Amendment and Waiver.

            (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

            (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

      7.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or the Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or under the Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Investors' Rights Agreement, the Stockholders' Agreement, or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement, the Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

      7.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other
                                      ---------
address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

      7.9 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      7.11 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.11 being untrue.

      7.12 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein. The Company shall reimburse the reasonable fees and expenses of counsel to the Purchasers, not to exceed $50,000 in the aggregate, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein, provided that the Company shall not be obligated to pay any of the expenses incurred by the Purchasers or their affiliates in the negotiation, execution, delivery and performance of the International Joint Venture transactions.

      7.13 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

      7.14 Specific Enforcement. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. Then Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

      7.15 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      7.16 Waiver of Conflicts. Each party to this Agreement acknowledges that Brobeck, Phleger & Harrison LLP, counsel for the Company, has in the past and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings. Accordingly, each party to this Agreement hereby (i) acknowledges that they have had an opportunity to ask for information relevant to this disclosure, (ii) acknowledges that Brobeck, Phleger & Harrison LLP represented the Company in the transaction contemplated by this Agreement and has not represented any individual Purchaser or any individual shareholder or employee of the Company in connection with such transaction, and (iii) gives its informed consent to the representation by Brobeck, Phleger & Harrison LLP of certain of the Purchasers in such unrelated matters and the representation by Brobeck, Phleger & Harrison LLP of the Company in connection with this Agreement and the transactions contemplated hereby.

      7.17 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      In Witness Whereof, the parties hereto have executed the Series B Convertible Participating Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

                                        COMPANY:

                                        BUY.COM INC.
                                        Address:  21 Brookline
                                                Aliso Viejo, CA 92656

                                        By:  ___________________________
                                        Name:  Gregory J. Hawkins
                                        Title: Chief Executive Officer


                                        PURCHASERS:

SOFTBANK Capital Advisors Fund LP       SOFTBANK Capital Partners LP

By: SOFTBANK Capital Partners LLC       By: SOFTBANK Capital Partners LLC
     Its General Partner                     Its General Partner

By:____________________________         By:___________________________
Name:__________________________         Name:_________________________
Title:_________________________         Title:________________________


SOFTBANK Technology Advisors Fund LP    SOFTBANK Technology Ventures IV LP

By: STV IV LLC                         By: STV IV LLC
     Its General Partner                    Its General Partner

By:_____________________________        By:___________________________
Name:___________________________        Name:_________________________
Title:__________________________        Title:________________________

     Seris B Convertible Participating Preferred Stock Purchase Agreement

SOFTBANK Technology Ventures V LP       SOFTBANK Technology Advisors Fund V LP

By: SBTV V LLC                          By: SBTV V LLC
      Its General Partner                     Its General Partner


By:_____________________________        By:_____________________________
Name:  Edward Scott Russell             Name:  Edward Scott Russell
Title:  Managing Director               Title:  Managing Director


SOFTBANK Technology Entrepreneurs Fund V LP

By: SBTV V LLC
      Its General Partner


By:_____________________________
Name:   Edward Scott Russell
Title: Managing Director

     Series B Convertible Participating Preferred Stock Purchase Agreement
                                    ePARTNERS


                                    By:    ___________________________
                                    Name:  ___________________________
                                    Title: ___________________________

                                    VIVENDI

                                    By:    ___________________________
                                    Name:  ___________________________
                                    Title: ___________________________

     Series B Convertible Participating Preferred Stock Purchase Agreement

                                   Exhibit A

     Series B Convertible Participating Preferred Stock Purchase Agreement

                                                                                       Aggregate
                                                                                       Purchase
Name and Address                                                Shares                   Price
---------------------------------------------              ----------------        -----------------
SOFTBANK Capital Partners LP                                    10,207,063            $57,850,735.44
10 Langley Road
Suite 403
Newton Center, MA  02159

SOFTBANK Capital Advisors Fund LP                                  148,079            $   839,270.99
10 Langley Road
Suite 403
Newton Center, MA  02159

SOFTBANK Technology Ventures IV LP                               1,015,735            $ 5,757,693.85
333 W. San Carlos Street
Suite 1225
San Jose, CA  95110

SOFTBANK Technology Advisors Fund LP                                19,462            $   110,320.35
333 W. San Carlos Street
Suite 1225
San Jose, CA  95110

SOFTBANK Technology Ventures V LP                                1,035,196            $ 5,868,008.53
333 W. San Carlos Street
Suite 1225
San Jose, CA  95110

ePartners                                                        2,070,393            $11,739,997.71
Ground Floor
Four Millbank
London, SW1P3JA
UK

Vivendi                                                          1,381,321            $ 7,829,998.21
42 Avenue de Friedland                                     ----------------        -----------------
75380 Paris Cedex
08 France

Total:                                                          15,877,249             $89,996,025.08
                                                           ================        ==================

     Series B Convertible Participating Preferred Stock Purchase Agreement

                                   Exhibit B

               Amended And Restated Certificate Of Incorporation

                                   Exhibit C

                          Investors' Rights Agreement

                                   Exhibit D

                            Stockholders' Agreement

                                   Exhibit E

             Employee Nondisclosure and Developments Agreement and
                           Non-Competition Agreement

                                   Exhibit F

                                 Legal Opinion

                                   EXHIBIT G

                               LETTER OF INTENT